AGREEMENT

          THIS AGREEMENT (this "Agreement") is by and between The Hopi Tribe, a federally recognized Indian tribe, with an address and contact for purposes of this Agreement at, until further notice from the Tribe's Chairman, c/o Thayne Lowe, Osborn Maledon PA, 2929 N. Central Ave., Suite 2100, Phoenix, Arizona 85012, telephone 602.640.9391, email tlowe@omlaw.com (the "Tribe"), on the one hand, and Southwest Exploration, Inc., an Arizona corporation, and Passport Potash Inc., a Canadian corporation, with an address and contact for purposes of this Agreement at, until further notice from Licensee, c/o John H. Eckersley, 3266 W. Galveston Dr., #101, Apache Junction, AZ 85120, telephone 480.288.6530, email jeckersley@passportpotash.com, on the other hand, and is effective as of the date set forth above the Parties' signatures below (which will be filled in by the Tribe when the Tribe executes and delivers this Agreement, the "Effective Date").

          FOR VALUABLE CONSIDERATION, including the mutual covenants contained herein, the Parties hereto stipulate and agree as follows:

1.      DEFINITIONS

          "Affiliate" means any entity directly or indirectly controlling, controlled by or under common control with a Party. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a company, through ownership, contract or otherwise, and "controlled" and "controlling" shall have correlative meanings.

          "Hopi Property" means the land described in Schedule A.

          "Key Contractor" means, individually, each of K.M. Drilling, Inc., Boart Longyear, Zonge International, Inc., and SRK Consulting.

          "Licensee" means Southwest Exploration, Inc., an Arizona corporation, and Passport Potash Inc., a Canadian corporation, and its/their Affiliates, if any.

          "Licensee Contractor" means any Licensee employee or contractor involved in the Study, including without limitation any employee or contractor that performs any (1) drilling, (2) coring, (3) borehole, drilling, mud, geophysical or electrical, sonic or other logging, (4) examination, sampling or bagging of cuttings or core samples, (5) geological analysis, (6) assaying, (7) chemical testing, (8) seismic testing, (9) report writing (including without limitation completion of an NI 43-101 technical report) and/or (10) any other or related work, analysis or interpretation, in connection with the Study, including without limitation the Key Contractors.

          "Licensee Property" means the land described in Schedule B.

          "Party" means either of the Tribe or Licensee, and "Parties" refers to both of the Tribe and Licensee.

          "Study" means Licensee's and Licensee's Contractors' exploration, drilling, testing, analysis, interpretation, reporting and other activity to explore, characterize and/or delineate the extent and grade of potash and other deposits underlying the Licensee Property and/or adjacent property, to otherwise evaluate geologic, stratigraphic and structural information for the Licensee Property and/or adjacent property including (without limitation) to assess the predictability, thickness, and continuity of the potash and other mineral horizons and map possible faults and other geologic structures, to explore for the presence of other valuable minerals, and to prepare a National Instrument (NI) 43-101 technical report.

          "Study Results" means all data (processed and raw unprocessed), samples (including without limitation cuttings and core samples), analyses and tests performed and the results of any such analyses and tests, logs, interpretations and reports written or otherwise made or presented, and any other information obtained, generated or created, relating to the Study, including without limitation: (i) core and cutting samples; (ii) borehole, drilling, mud, geophysical or electrical, sonic or other logs; (iii) geological characterizations; (iv) analyses and reports, including without limitation those relating to potash depth, volume, grade and other characteristics; (v) an interpreted copy of any seismic line; (vi) NI 43-101 reports; (vii) 3-D geological models; (viii) resource block models; (ix) estimates of in-place resources; and (x) any economic and feasibility analyses relating to the development of potash or other underground resources underlying the Licensee Property and/or adjacent property.

2.      LICENSE TO ENTER HOPI PROPERTY

          2.1      License. The Tribe hereby grants Licensee and the Licensee Contractors a license, until July 31, 2011, to (a) enter and cross existing ranch roads on the Hopi Property for ingress and egress purposes related to the Study, (b) lay cables across the Hopi Property for purposes of seismic studies that are part of the Study, (c) drive a vibrator truck along seismic lines, and (d) with the Tribe's prior written consent, blade existing ranch roads on the Hopi Property. Licensee and the Licensee Contractors shall not use the Hopi Property for any other purpose without the prior written approval of the Tribe. Licensee acknowledges that, but for the license hereby granted, it has, and the Licensee Contractors have, no rights to enter, cross, use or occupy the Hopi Property, and represents that neither it nor they make any claim to such rights. The license hereby granted to Licensee by the Tribe is terminable immediately upon notice from the Tribe in the event of default by Licensee in the performance of any covenant of Licensee hereunder.

          2.2      Limitations. Except as expressly provided in Section 2.1, no other use of the Hopi Property by Licensee or any Licensee Contractor or any other third party is allowed or shall be permitted by Licensee. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed as establishing a general right of public access on and over the Hopi Property, and Licensee (for itself and each Licensee Contractor) expressly disclaims any such general right.

          2.3      Maintenance and Care. The Tribe shall have no obligation to maintain or repair existing ranch roads on the Hopi Property, and the Tribe shall have no obligation or liability whatsoever on account of Licensee's or the Licensee Contractors' entry upon and use of the Hopi Property. Licensee and the Licensee Contractors shall exercise reasonable care in entering upon and using the Hopi Property to avoid causing damage to the Hopi Property or improvements thereon or interference with the Tribe's and the Tribe's lessee's use of the Hopi Property. During the term of the license granted in Section 2.1, Licensee and the Licensee Contractors shall cooperate with the Tribe to preclude any entry by the public onto the Hopi Property.

          2.4      Compliance With Laws. Licensee agrees and shall cause all Licensee Contractors to comply with all applicable federal, state, local and other laws and regulations in connection with any and all actions that take place on the Hopi Property or the Licensee Property in connection with the license hereby granted or the Study.

3.      INDEMNIFICATION

Licensee shall indemnify, defend, release, and hold harmless the Tribe and the Tribe's elected officials, advisors and contractors, employees, agents, lessees, insurers, successors and assigns ("Indemnitees"), against and from any claim, damage, loss, expense (including attorneys' fees and expenses) or liability resulting from, caused by, or alleged to have resulted from or been caused by, in whole or in part, directly or indirectly: (a) any act, omission or negligence of Licensee or any Licensee Contractor; (b) Licensee's or any Licensee Contractor's entry or presence upon or use of the Hopi Property; (c) Licensee's or any Licensee Contractor's failure to comply with or perform its obligations under this Agreement; or (d) the Study or any activity related to the Study. The Tribe shall have the right, at its sole discretion, on its own behalf or on behalf of any Indemnitee, to participate in the defense of any claim to whatever extent the Tribe deems necessary to protect its own interest or that of other Indemnitees, and Licensee shall cooperate fully with the Tribe if the Tribe chooses to participate. The indemnification obligations of this paragraph and all other obligations of Licensee pursuant to this Agreement shall survive the termination or expiration of the license granted in Section 2.1.

4.      STUDY RESULTS

          4.1      Sharing of Study Results. Licensee shall share all Study Results with the Tribe. Without limiting the generality of the foregoing, hereafter, (1) no less frequently than once each calendar month, on or before the 10th day of the month, Licensee shall provide the Tribe's designated agent for the purposes of receiving information under this Section 4 (which may be a contractor of the Tribe under a confidentiality agreement consistent with the Tribe's confidentiality obligations under this Agreement, and who shall initially be Thayne Lowe), with (i) a written summary of Study activity during the prior calendar month, and (ii) electronic or written copies of any written Study Results (including without limitation any summaries of Study Results) produced during the prior calendar month, and with a written summary in reasonable detail of any such Study Results that have not been reduced to writing, and (2) within five (5) business days after written request from the Tribe's designated agent described above, Licensee shall provide samples, raw data and other Study Results to geologists or other outside advisors engaged by the Tribe who is/are bound by a confidentiality agreement consistent with the Tribe's confidentiality obligations under this Agreement. Licensee shall preserve, or shall cause the Licensee Contractors to preserve, all Study Results for a period of at least five (5) years from the Effective Date. The Tribe acknowledges and agrees that all Study Results provided by Licensee or any Licensee Contractor to the Tribe under this Agreement are provided AS IS and without any express or implied warranties of any sort, other than Licensee's warranty that it is entitled to provide the Tribe with such Study Results and that such Study Results provided to the Tribe truly, correctly and completely reflect the Study Results provided or available to Licensee. Any use of Study Results by the Tribe or any of its agents shall be entirely at the Tribe's own risk.

          4.2      Licensee Contractors. Licensee shall cause each of its agreements with a Licensee Contractor to include a written term or addendum that allows Licensee to share and discuss Study Results with the Tribe, and provides for preservation of Study Results, as required by this Section 4. Licensee shall not maintain or enter into any agreement with a Licensee Contractor that is inconsistent with Licensee's obligations under this Section 4 without the Tribe's prior written consent. If requested by Licensee or a Licensee Contractor, the Tribe agrees that it will execute any commercially reasonable release or certificate of non-reliance with respect to the Study Results that is not inconsistent with the Tribe's rights described in this Agreement. Without limiting the foregoing, Licensee hereby irrevocably authorizes and instructs each of the Licensee Contractors to share Study Results with the Tribe's designated agent identified in or pursuant to Section 4.1 and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results, and each Key Contractor, by its execution of the supplementary signature page attached hereto, acknowledges Licensee's obligations, and the Tribe's rights, concerning Study Results, and agrees to share Study Results with the Tribe's designated agent identified in or pursuant to Section 4.1 and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results. Licensee consents to the Tribe's engagement of any Licensee Contractor to perform additional or related work for the Tribe, at the Tribe's expense. Notwithstanding the foregoing provisions of this Section 4.2, (1) Licensee shall be notified in advance and have the opportunity to be present and participate in any consultations between the Tribe's representatives and a Licensee Contractor pursuant to the foregoing described obligation of the Licensee Contractors to make themselves available to the Tribe's representatives to answer questions about or discuss the Study Results, and (2) any reasonable incremental License Contractor charges for such consultations, at rates not exceeding the rates charged Licensee for similar consultations, shall be borne by the Tribe.

          4.3      Use of Study Results by Tribe. The Tribe may copy and use Study Results received under this Agreement without prior approval of Licensee for the Tribe's internal use, and for review and use by geologists and other outside advisors engaged by the Tribe, lenders and prospective lenders, venture partners and prospective venture partners, and others, who are subject to confidentiality agreements consistent with the Tribe's obligations to Licensee under this Agreement; provided, no Study Results shall be shared with venture partners or prospective venture partners prior to May 31, 2011; provided further, that the foregoing proviso shall not prevent the Tribe from sharing with venture partners or prospective venture partners analyses and conclusions prepared by the Tribe or the Tribe's advisors concerning potash or other underground resources underlying the Hopi Property based, in whole or in part, on the Study Results, prior to May 31, 2011. Aside from the use rights set forth above, the Tribe shall keep the Study Results strictly confidential and shall make no disclosures of Study Results to third parties, except for Study Results which (i) are or become generally available to the public other than as a result of a disclosure by the Tribe or others in violation of the provisions of this Section 4.3, (ii) were or become available on a non-confidential basis to the Tribe from a source other than Licensee or a Licensee Contractor, provided that, to the Tribe's knowledge, such source is not prohibited from disclosing such information to the Tribe by a contractual, legal or fiduciary obligation, or (iii) were already in the possession of the Tribe or third parties to whom the Tribe provides the Study Results consistent with this Section 4.3 prior to the date hereof and was not obtained directly or indirectly from Licensee or a Licensee Contractor. In the event that the Tribe or third parties to whom the Tribe provides the Study Results consistent with this Section 4.3 receives a request or is required (by law or regulation, deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of the Study Results, the Tribe or such third party, as the case may be, agrees to promptly notify Licensee, unless prohibited under applicable law, rule or regulation, of the existence, terms and circumstances surrounding such request or requirement. In such a case, (1) the Tribe or such third parties to whom the Tribe provides the Study Results consistent with this Section 4.3, as the case may be, may disclose only that portion of the Study Results which the Tribe or such third party, as the case may be, is advised by its counsel is legally required to be disclosed and (2) the Tribe or such third party, as the case may be, shall not be liable for such disclosure unless disclosure was caused by or resulted from a previous disclosure by the Tribe or such third party not permitted by this Section 4.3. The Tribe's and others' obligations under this Section 4.3 as to any particular Study Results shall expire two (2) years after delivery to the Tribe of such Study Results.

5.      MISCELLANEOUS

          5.1      Notices and Communications. All notices, reports and other communications regarding this Agreement sent from Licensee to the Tribe shall be addressed to the Tribe at the address identified at the beginning of this Agreement, and sent from the Tribe to Licensee shall be addressed to Licensee at the address identified at the beginning of this Agreement. All written notices or deliverables required or permitted to be given under the terms of this Agreement shall be deemed duly delivered upon receipt if (1) delivered in person, or (2) sent via FedEx, UPS or other reputable overnight courier, in all cases with an email copy (to the extent reasonably practical) to the email address identified at the beginning of this Agreement. Notwithstanding the foregoing, routine communications may be sent by regular or electronic mail.

          5.2      Successors and Assigns. The license granted to Licensee herein shall not inure to or benefit any person or entity other than Licensee, either through assignment or sublicense. Any attempt by Licensee to so assign or sublicense all or any portion of the privileges granted to Licensee herein for any purpose whatsoever shall void this Agreement.

          5.3      Amendments in Writing. This Agreement may be amended or modified only by a written instrument duly executed by an appropriate representative of each Party.

          5.4      Choice of Law. This Agreement shall be deemed to have been made in and construed in accordance with the laws of the State of Arizona, excluding any choice of law rules that may direct the application of the laws of any other jurisdiction.

          5.5      Independent Contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer employee or a joint venture relationship between the Parties.

          5.6      Integration. This Agreement embodies the entire understanding between the Parties and supersedes and replaces any and all prior negotiations, understandings, arrangements, and/or agreements, whether written or oral, relating to the subject matter hereof.

Remainder of Page Intentionally Blank
Signature Page(s) and Schedules Follow

IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be duly executed by their duly authorized representatives.

Effective Date: March 8, 2011

The Hopi Tribe, a federally recognized Indian tribe

By: /s/ LeRoy Shingoitewa
LeRoy Shingoitewa, Chairman

Southwest Exploration, Inc.

By: /s/ Floyd R. Bleak
Name: Floyd R. Bleak
Title: Vice President

Passport Potash Inc., a Canadian corporation

By: /s/ Joshua D. Bleak
Name: Joshua D. Bleak
Title: President

Key Contractor Acknowledgement Page(s)

The undersigned, K.M. Drilling, Inc., hereby acknowledges (1) Licensee's authorization and instruction in Section 4.2 of the attached License Agreement to K.M. Drilling. Inc. to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results, and (2) Licensee's obligations, and the Tribe's rights, concerning Study Results, and agrees to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results.

K.M Drilling, Inc.

By: /s/ Jerrilyn McDonald
Print Name: Jerrilyn McDonald
Title: Admin. Exec.

Name of Individual Point of Contact: Clay Myers
Telephone of Individual Point of Contact: 928-300-2481
Email of Individual Point of Contact: kmdrillinginc@yahoo.com

Key Contractor Acknowledgement Page(s)

The undersigned, Boart Longyear, hereby acknowledges (1) Licensee's authorization and instruction in Section 4.2 of the attached License Agreement to Boart Longyear to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results, and (2) Licensee's obligations, and the Tribe's rights, concerning Study Results, and agrees to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results.

Boart Longyear

By: /s/ Jan Walkosz
Print Name: Jan Walkosz
Title: Contract Specialist

Name of Individual Point of Contact: Michael Reedy
Telephone of Individual Point of Contact: 623-486-1881
Email of Individual Point of Contact: mreedy@BoartLongyear.com

Key Contractor Acknowledgement Page(s)

The undersigned, Zonge International, Inc., hereby acknowledges (1) Licensee's authorization and instruction in Section 4.2 of the attached License Agreement to Zonge International, Inc. to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results, and (2) Licensee's obligations, and the Tribe's rights, concerning Study Results, and agrees to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results.

Zonge International, Inc.

By: /s/ Scott Urquhart
Print Name: Scott Urquhart
Title: President

Name of Individual Point of Contact: Phil Sirks
Telephone of Individual Point of Contact: 720-962-4444
Email of Individual Point of Contact: phils@zonge.us

Key Contractor Acknowledgement Page(s)

The undersigned, SRK Consulting, hereby acknowledges (I) Licensee's authorization and instruction in Section 4.2 of the attached License Agreement to SRK Consulting to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results, and (2) Licensee's obligations, and the Tribe's rights, concerning Study Results, and agrees to share Study Results with the Tribe's designated agent and to make itself available to the Tribe's representatives to answer questions about or discuss the Study Results.

SRK Consulting

By: /s/ Claudia Stone
Print Name: Claudia Stone
Title: Sr. Environmental Geologist

Name of Individual Point of Contact: Claudia Stone
Telephone of Individual Point of Contact: 520-544-3688
Email of Individual Point of Contact: cstone@srk.com

Schedules A and B

to Agreement

between

the Hopi Tribe

and

Southwest Exploration, Inc. and Passport Potash Inc.

Schedule A

Township 16 North, Range 23 East
SW4 Section 14.
All of Sections 13, 17, 19, 21, 23, 25, 27, 29, 31, 33 and 35.

Township 16 North, Range 24 East
All of Sections 19, 29, 31 and 33.

Township 15 North, Range 23 East
E2 Section 3.
All of Sections 1, 2, 4 and 12.

Schedule B

Township 16 North, Range 23 East
N2; SE4 Section 14;
All of Sections 16, 18, 20, 22, 24, 26, 28, 30, 32, 34 and 36.

Township 16 North, Range 24 East
Sections 20, 30 and 32.